UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 26, 2021

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2021, Brett A. Roberts, Chief Executive Officer and President of Credit Acceptance Corporation (referred to as the “Company,” “Credit Acceptance,” “we,” “our” or “us”) and a member of our board of directors (the “Board”), informed us that he has decided to retire from the Company as an officer, director and employee effective May 3, 2021.

On April 28, 2021, the Board elected and appointed Kenneth S. Booth, currently our Chief Financial Officer and our principal financial and accounting officer, to succeed Mr. Roberts as Chief Executive Officer and President and as a director of the Company effective May 3, 2021. Upon becoming Chief Executive Officer and President, Mr. Booth will be our principal executive and financial officer and will cease to serve as Chief Financial Officer and as our principal accounting officer. Mr. Booth, age 53, joined Credit Acceptance in January 2004 as Director of Internal Audit. He was named Chief Accounting Officer in May 2004 and Chief Financial Officer in December 2004. From August 1991 until joining us, Mr. Booth worked in public accounting, most recently as a senior manager at PricewaterhouseCoopers LLP. In connection with Mr. Booth’s becoming Chief Executive Officer and President, the Executive Compensation Committee of the Board approved an increase in Mr. Booth’s annual base salary from $700,000 to $1,000,000 and the grant to Mr. Booth of an award under our Amended and Restated Incentive Compensation Plan of 110,000 stock options that will expire ten years from the date of the grant and will vest and become exercisable in four equal annual installments from the date of the grant subject to continuous employment through the relevant vesting date.

On April 28, 2021, the Board increased the number of directors constituting the entire Board from four to five, effective May 3, 2021, and elected Vinayak R. Hegde as a director of the Company effective May 3, 2021 to fill the vacancy created by the increase in the size of the Board. In connection with his election to the Board, Mr. Hegde has been appointed to serve as a member of the following committees of the Board: the Executive Compensation Committee and the Nominating Committee. As a non-employee director, Mr. Hegde is eligible to receive a quarterly retainer of $12,500 (prorated based on the effective date of his election to the Board for the current quarter) or payments of $1,500 for each Board meeting attended and $500 for each committee meeting attended; stock-based awards under our Amended and Restated Incentive Compensation Plan; and reimbursement for travel related expenses. In connection with Mr. Hegde’s commencement of service as a director, the Executive Compensation Committee of the Board approved the grant to Mr. Hegde of an award under our Amended and Restated Incentive Compensation Plan of 10,000 stock options that will expire ten years from the date of the grant and will vest and become exercisable in four equal annual installments from the date of the grant subject to continuous service through the relevant vesting date.

On April 28, 2021, the Company determined that Jay D. Martin, our Senior Vice President – Accounting & Financial Reporting, will be our principal accounting officer effective May 3, 2021. Mr. Martin, age 47, joined Credit Acceptance as Manager of SEC Reporting in September 2003. He was promoted to Director of Accounting in February 2005, Vice President – Accounting & Financial Reporting in February 2009 and Senior Vice President – Accounting & Financial Reporting in January 2012. Effective May 3, 2021, his title will change to Senior Vice President – Finance & Accounting. In connection with Mr. Martin’s becoming our principal accounting officer, the Executive Compensation Committee of the Board approved an increase in Mr. Martin’s annual base salary from $360,000 to $400,000 and the grant to Mr. Martin of an award under our Amended and Restated Incentive Compensation Plan of 2,250 stock options that will expire six years from the date of the grant and will vest and become exercisable in four equal annual installments from the date of the grant subject to continuous employment through the relevant vesting date.

The grant of each of the stock option awards described above is subject to shareholder approval, at our next annual meeting of shareholders, of an amendment to our Amended and Restated Incentive Compensation Plan increasing the number of shares available for issuance under the plan.

Item 7.01. Regulation FD Disclosure.

On April 29, 2021, the Company issued a press release relating to Mr. Booth’s election and appointment to succeed Mr. Roberts as our Chief Executive Officer and President and the election of Mr. Roberts and Mr. Hegde to the Board, as described in Item 5.02 of this report. A copy of the press release is furnished pursuant to Item 7.01 of Form 8-K as Exhibit 99.1 to this report.

The information furnished in this report pursuant to Item 7.01 of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated April 29, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: April 29, 2021	By:	/s/ Kenneth S. Booth
Kenneth S. Booth
Chief Financial Officer